                                                                   EXHIBIT 99.1


          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b) (4) (iii) (A), of Regulation S-K, Apartment Investment and Management Company, a Maryland corporation (the "Company") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601
(b)(4) (iii) (A), of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.


                                        APARTMENT INVESTMENT AND
                                        MANAGEMENT COMPANY


                                        By: /s/ PETER KOMPANIEZ
                                           ------------------------------------
                                           Peter Kompaniez
                                           President